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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 3 to the registration statement of OraVax, Inc. on Form S-1 (File No. 333-3056) of our report, dated February 20, 1996, on our audit of the consolidated financial statements of OraVax, Inc. as of December 31, 1995, and for the years ended December 31, 1995, 1994 and 1993.


     We also consent to the inclusion in this registration statement of our report, dated March 21, 1996, on our audit of the combined financial statements of OraVax Merieux Co. and Merieux OraVax Co. as of December 31, 1995 and for the period from inception (March 31, 1995) through December 31, 1995. We also consent to the references to our firm under the captions "Prospectus
Summary -- Summary Financial Data," "Selected Financial Data" and "Experts" in the Registration Statement.

                                          COOPERS & LYBRAND, L.L.P.

Boston, Massachusetts

June 26, 1996